Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SCYNEXIS, Inc. of our report dated March 30, 2015 relating to the financial statements of SCYNEXIS, Inc. appearing in the Annual Report on Form 10-K of SCYNEXIS Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

June 5, 2015